Exhibit 99.1 NEWS RELEASE
FOR RELEASE: IMMEDIATE

UScellular Announces Pricing of $500 Million of 5.500% Senior Notes due 2070

CHICAGO - December 1, 2020 - United States Cellular Corporation (NYSE: USM) (“UScellular”) announced today the pricing of an underwritten public offering of $500 million aggregate principal amount of its 5.500% Senior Notes due 2070. The notes will be callable at par on and after March 1, 2026. Closing of the offering is expected to occur on December 2, 2020, subject to customary closing conditions.

The notes are expected to be listed on the New York Stock Exchange under the symbol “UZE”.

Following completion of the offering, UScellular expects to use the net proceeds for general corporate purposes, which may include, without limitation, the repayment of indebtedness, the purchase of additional spectrum and the funding of capital expenditures, including in connection with 5G buildout projects.

BofA Securities, Morgan Stanley, RBC Capital Markets, UBS Investment Bank and Wells Fargo Securities are acting as joint book-running managers for the offering.

UScellular has filed a registration statement (including a prospectus) related to the notes with the Securities and Exchange Commission (“SEC”). Information about the offering of the notes is available in the prospectus supplement to be filed by UScellular with the SEC. The offering is being made under UScellular’s registration statement filed with the SEC and only by means of the prospectus supplement and the accompanying prospectus. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement related to the offering and other documents UScellular has filed with the SEC for more complete information about UScellular and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, when available, a copy of the prospectus supplement and the accompanying prospectus may be obtained from any of the following: BofA Securities, Inc., toll-free at 1-800-294-1322 or email dg.prospectus_requests@bofa.com; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department at 1-866-718-1649 or email prospectus@morganstanley.com; RBC Capital Markets, LLC toll-free at 1-866-375-6829 or email rbcnyfixedincomeprospectus@rbccm.com; UBS Securities LLC, toll-free at 1-888-827-7275; or Wells Fargo Securities, LLC, toll-free at 1-800-645-3751 or email wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About UScellular
UScellular is the fourth-largest full-service wireless carrier in the United States, providing national network coverage and industry-leading innovations designed to elevate the customer experience. The Chicago-based carrier is building a stronger network with the latest 5G technology and offers a wide range of communication services that enhance consumers’ lives, increase the competitiveness of local businesses and improve the efficiency of government operations.

Contacts
Jane W. McCahon, Senior Vice President-Corporate Relations and Corporate Secretary of TDS
jane.mccahon@tdsinc.com

Julie D. Mathews, Investor Relations Director of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the closing of the offering and the use of proceeds therefrom. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the impact, duration and severity of the COVID-19 pandemic; intense competition; the ability to execute UScellular’s business strategy; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the state and federal regulatory environment; the ability to attract people of outstanding talent throughout all levels of the organization; conditions in the U.S. telecommunications industry; UScellular's smaller scale relative to larger competitors; changes in demand, consumer preferences, price competition, or churn rates; advances in technology; the value of assets and investments; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; cyber-attacks or other breaches of network or information technology security; changes in facts and circumstances that could require UScellular to record adjustments to amounts reflected in the financial statements; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; pending and future litigation; potential conflicts of interests between TDS and UScellular. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K, as updated by any UScellular Form 10-Q filed subsequent to such Form 10-K.